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                                  Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 29, 1999, except for Note L as to which the date is April 12, 1999, accompanying the financial statements of AppliedTheory Corporation appearing in the Registration Statement on Form S-1 dated April 30, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
New York, New York
July 16, 1999